EXHIBIT 4.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated January 31, 2006 on the statement of condition and related securities portfolio of Van Kampen Unit Trusts, Taxable Income Series 92 as of January 31, 2006 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Registered Public Accounting Firm."



                                                              GRANT THORNTON LLP


New York, New York
January 31, 2006